UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 4, 2012

Carmike Cinemas, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-14993	58-1469127
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1301 First Avenue, Columbus, Georgia		31901
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (706) 576-3400

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

The information under the heading “Preliminary Financial Results” in Item 8.01 below is hereby incorporated by reference into this Item 2.02.

Item 8.01.	Other Events.

On April 4, 2012, Carmike Cinemas, Inc. (the “Company”) announced the public offering of 4,000,000 shares of its common stock (the “Offering”). The press release announcing the Offering is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

In connection with the Offering, the Company disclosed the following recent developments:

Preliminary Financial Results

Set forth below are preliminary estimates of certain financial and operating data that the Company expects to report for its first quarter ended March 31, 2012. The Company has not yet closed its books for the first quarter, and the estimates below remain subject to adjustment until the filing of the Company’s Form 10-Q with the Securities and Exchange Commission. It is possible that the Company’s actual results will not be within the ranges it currently estimates.

The following are preliminary estimates for the quarter ended March 31, 2012:

•	admissions revenue of approximately $82.0 million to $84.0 million, compared to $61.3 million for the first quarter of 2011; and

•	attendance of approximately 12.1 million to 12.3 million, compared to 9.4 million for the first quarter of 2011.

These estimates have been prepared by, and are the responsibility of, the Company’s management. Deloitte & Touche LLP has not reviewed, compiled or performed any procedures with respect to these estimates. Accordingly, Deloitte & Touche LLP does not express an opinion or any other form of assurance with respect thereto. Investors are cautioned not to place undue reliance on these estimates.

Potential Refinancing

The Company continues to evaluate refinancing opportunities that would provide it with improved flexibility to meet its business objectives. The new financing could include debt securities, bank debt or other capital sources. Whether the Company pursues a particular refinancing alternative is subject to market and other conditions.

New Director Nominee

The Company’s Board of Directors has nominated Sean T. Erwin to stand for election to the Board at the Company’s 2012 annual meeting of stockholders. Mr. Erwin currently serves as the Chairman of the Board of Neenah Paper, Inc., a position he has held since November 2004. Previously, Mr. Erwin also served as Chief Executive Officer of Neenah Paper, Inc. from the time of its spin-off from Kimberly-Clark Corporation in November 2004 until June 2011.

Fred W. Van Noy, the Company’s Senior Vice President and Chief Operating Officer and a current member of the Company’s Board of Directors, will not stand for re-election at the annual meeting.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press release dated April 4, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARMIKE CINEMAS, INC.

Date: April 4, 2012	By:	/s/ Richard B. Hare
Richard B. Hare
Senior Vice President—Finance, Treasurer and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release dated April 4, 2012.